UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2011

FRATERNITY COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-54271	27-3683448
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

764 Washington Boulevard, Baltimore, Maryland 21230

(Address of principal executive offices) (Zip Code)

(410) 539-1313

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2011, Fraternity Community Bancorp, Inc. (the “Company”) and Fraternity Federal Savings and Loan Association (the “Association”) adopted the Fraternity Federal Savings and Loan Association Supplemental Executive Retirement Plan (the “SERP”) to provide supplemental retirement benefits to certain senior management. Participants in the SERP include Thomas K. Sterner, the Chairman of the Board, Chief Executive Officer and Chief Financial Officer of the Company and the Association and Richard C. Schultze, the President and Chief Operating Officer of the Company and the Association. In addition, on that same date, the Company entered into three-year employment agreements with Messrs. Sterner and Schultze (collectively, the “Employment Agreements”). The SERP and the Employment Agreements were previously disclosed in the Company’s registration statement on Form S-1, as amended, initially filed with the Securities and Exchange Commission on October 29, 2010. The terms of the Employment Agreements provide similar severance benefits and generally follow the terms of the employment agreements between Messrs. Sterner and Schultze and the Association. The payments and benefits paid by the Association will be subtracted from any amount or benefit due simultaneously to Messrs. Sterner and Schultze under similar provisions of the Employment Agreements.

Adoption of the SERP

Under the SERP, upon a participant’s separation of service, the Association will pay the participant a potential supplemental ESOP benefit and a potential supplemental savings benefit. A supplemental ESOP benefit is defined as the annual contributions made by the Association and/or the number of shares of Company common stock released for allocation in connection with the repayment of an ESOP acquisition loan that would otherwise be allocated or that are actually allocated to the accounts of a participant under the Fraternity Federal Savings and Loan Association Employee Stock Ownership Plan, as amended (“ESOP”) for the applicable plan year. A supplemental savings benefit is defined as the sum of the matching contributions and other contributions of the Association that would otherwise be allocated or that are actually allocated to an account of a participant under the Fraternity Federal Savings and Loan Association 401(k) Plan (the “401(k) Plan”) for a particular year.

In the event a “Change in Control” occurs prior to his separation of service, then the Association will pay the participant a supplemental stock ownership benefit. A supplemental stock ownership benefit is defined as the total number of shares of Company common stock that would have been allocated or credited for the benefit of a participant under the ESOP and/or the SERP over the expected term of the loan used to acquire shares less the total number of shares of Company common stock that had been allocated under the ESOP, multiplied by the fair market value of the Company common stock immediately preceding the Change in Control. Under the SERP, a Change in Control is defined as a change in ownership, change in effective control or change in ownership of a substantial portion of assets, as defined in Code Section 409A and rules, regulations, and guidance of general application thereunder issued by the Department of the Treasury.

The applicable benefits described in the preceding paragraphs are to be paid to the participant, or, in the event of the participant’s death, to the participant’s beneficiary, in a single lump sum cash payment no later than 60 days following a participant’s separation of service.

Execution of the Employment Agreements

The Employment Agreements contain the same general terms as one another, except for the employment positions for Messrs. Sterner and Schultze. The agreements provide for a three-year term, subject to annual renewal by the board of directors for an additional year beyond the then-current expiration date. The terms of the agreements currently expires on September 14, 2014. Under the agreements, the current annual base salary for each of Messrs. Sterner and Schultze is $205,368. The amount of the base salaries under the agreements may be modified from time to time and the salaries will be reviewed not less than annually. Messrs. Sterner and Schultze may also receive discretionary bonuses. Messrs. Sterner and Schultze also participate in all standard benefit plans and programs we sponsor for employees or other officers.

Under the employment agreements, if Messrs. Sterner’s or Schultze’s employment is terminated for “cause,” as that term is defined in the agreements, they will not receive any compensation for any period of time after the termination date. If they are terminated without cause, they will continue to receive their base salary for 36 months. In addition, health and life insurance benefits for the executive and his dependents will continue until the earlier of (i) the date the executive turns age 65, (ii) his death, or (iii) 36 months from his termination. The agreements also provide for severance payment and benefits to the executives if they voluntarily terminate employment for “good reason.” Under the agreements, the executives have good reason to terminate employment upon (i) a material diminution of base salary, (ii) a material diminution of authorities, duties or responsibilities, or (iii) a relocation of place of employment by more than 30 miles.

If the Company, or its successor, terminate Messrs. Sterner’s or Schultze’s employment during the term of the employment agreements following a change in control or if they voluntarily terminate employment with the Company, or its successor, during the term of the agreements for “good reason” (as described above) following a change in control, they will receive a lump sum severance benefit equal to 2.99 times their average taxable income for the five taxable years preceding the change in control. In addition, the Company will continue health and life insurance benefits for the executive and his dependents until the earlier of (i) the date the he turns age 65, (ii) his death, or (iii) 36 months from his termination.

The foregoing summary of the SERP and the Employment Agreements is not complete and is qualified in its entirety by reference to the complete text of such documents, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Form 8-K and which are incorporated herein by reference in their entirety.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibits are filed herewith:

Exhibit 10.1	Fraternity Federal Savings and Loan Association Supplemental Executive Retirement Plan

10.2	Employment Agreement by and among Fraternity Community Bancorp, Inc., and Thomas K. Sterner dated as of November 22, 2011

10.3	Employment Agreement by and among Fraternity Community Bancorp, Inc., and Richard C. Schultze dated as of November 22, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRATERNITY COMMUNITY BANCORP, INC.

Date: November 28, 2011	By:	/s/ Thomas K. Sterner
Thomas K. Sterner
Chairman of the Board, Chief Executive Officer and Chief Financial Officer